Exhibit 5.1

[Lowenstein Sandler PC Letterhead]

March 29, 2012

NeoStem, Inc.

420 Lexington Avenue, Suite 450

New York, New York 10170

Re:           Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel for NeoStem, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-3 (File No. 333-173855) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, and declared effective by the Commission on June 13, 2011, the prospectus, dated June 13, 2011 (the “Prospectus”), and the preliminary prospectus supplement, dated March 28, 2012 (the “Prospectus Supplement”), filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Securities Act.

The Prospectus Supplement pertains to an underwritten offering (the “Offering”) pursuant to the Underwriting Agreement dated March 29, 2012 between the Company and the underwriters named therein (the “Underwriting Agreement”) and relates to the issuance and sale by the Company of 17,250,000 units (including 2,250,000 units to cover over-allotments) (collectively, the “Units”), with each Unit consisting of one (1) share of the common stock (each, a “Share”), par value $0.001 per share, of the Company (“Common Stock”) and a warrant to purchase one (1) share of Common Stock (collectively, the “Warrants”). The Prospectus Supplement also covers 17,250,000 shares of Common Stock (collectively, the “Warrant Shares”) issuable from time to time upon exercise of the Warrants included as part of the Units, substantially in the form filed as Exhibit 4.1 to the Current Report on Form 8-K to which this opinion is attached as Exhibit 5.1.

We understand that the Units are to be sold, as described in the Registration Statement, the Prospectus and the Prospectus Supplement, pursuant to the Underwriting Agreement filed as Exhibit 1.1 to the Current Report on Form 8-K to which this opinion is attached as Exhibit 5.1. We further understand that the Units will not be issued or certificated; the Shares and the Warrants are immediately separable and will be issued separately, but will be purchased together in the Offering.

In connection with this opinion, we have examined the Registration Statement, the Prospectus and the Prospectus Supplement.  We also have examined such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purpose of this opinion. We have assumed: (A) the genuineness and authenticity of all documents submitted to us as originals and (B) the conformity to originals of all documents submitted to us as copies thereof.  As to certain factual matters, we have relied upon certificates of officers of the Company and have not sought independently to verify such matters.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1. the Units have been duly authorized and, when issued and sold in the manner described in the Registration Statement, the Prospectus and the Prospectus Supplement and in accordance with the Underwriting Agreement, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms;

2. the Shares included in the Units have been duly authorized and, when issued and sold in the manner described in the Registration Statement, the Prospectus and the Prospectus Supplement and in accordance with the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable;

3. the Warrants included in the Units have been duly authorized and, when issued and sold in the manner described in the Registration Statement, the Prospectus and the Prospectus Supplement and in accordance with the Underwriting Agreement, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and

4. the Warrant Shares have been duly authorized and, when issued in the manner described in the Registration Statement, the Prospectus and the Prospectus Supplement and in accordance with the terms and conditions of the Warrants (including the due payment of any exercise price therefor specified in the Warrants), the Warrant Shares will be validly issued, fully paid and non-assessable.

In addition to the limitations and qualifications set forth above, our opinion is also subject to the following additional limitations and qualifications:

(a) Our opinion is limited to the laws of the State of New York (with respect to paragraphs 1 and 3 above) and the Delaware General Corporation Law. We express no opinion as to the effect of the law of any other jurisdiction. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

(b) Our opinion is subject to bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium or similar laws relating to or affecting the rights and remedies of creditors generally, and is subject to general equitable principles exercisable in the discretion of a court (regardless of whether considered in a proceeding at law or in equity) (including without limitation obligations and standards of good faith, fair dealing, materiality and reasonableness and defenses relating to unconscionability or to impracticability or impossibility of performance).

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the references to our firm therein and in the Prospectus and the Prospectus Supplement under the caption “Legal Matters.”  In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours, /s/ LOWENSTEIN SANDLER PC

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